Consent of Independent Registered Public Accounting Firm
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The board of trustees and shareholders
AXP California Tax-Exempt Trust:
     AXP California Tax-Exempt Fund



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    August 26, 2004